                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

                         CORE MOLDING TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)


       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ----------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

         5) Total fee paid:

         ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:____________________________________________

         2) Form, Schedule or Registration Statement No.:______________________

         3) Filing Party:______________________________________________________

         4) Date Filed:_______________________

                        CORE MOLDING TECHNOLOGIES, INC.

                              800 Manor Park Drive
                              Columbus, Ohio 43228
                                 (614) 870-5000

                                                                  April 15, 2004

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Core Molding Technologies, Inc. to be held at the Company's Corporate Headquarters, 800 Manor Park Drive, Columbus, Ohio 43228, on May 13, 2004, at 9:00 a.m., Eastern Standard Time. Further information about the meeting and the matters to be considered is contained in the formal Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages.

     It is important that your shares be represented at this meeting. Whether or not you plan to attend, we hope that you will sign, date and return your proxy promptly in the enclosed envelope.

                                          Sincerely,

                                          Malcolm M. Prine
                                          Chairman of the Board

                        CORE MOLDING TECHNOLOGIES, INC.
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (614) 870-5000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 2004
                            ------------------------

TO OUR STOCKHOLDERS:

     Core Molding Technologies, Inc. ("Core Molding Technologies") will hold its 2004 Annual Meeting of Stockholders on May 13, 2004 at 9:00 a.m., Eastern Standard Time, at its corporate headquarters, 800 Manor Park Drive, Columbus, Ohio 43228, for the following purposes:

     1. to elect seven (7) directors to comprise the Board of Directors of Core Molding Technologies, each to serve a one-year term expiring at the 2005 annual meeting of stockholders;

     2. to ratify the appointment of Deloitte & Touche LLP as auditors for Core Molding Technologies for the year ending December 31, 2004; and

     3. to consider and act upon other business as may properly come before the meeting and any adjournments or postponements of the meeting.

     The foregoing matters are described in more detail in the Proxy Statement, which is attached to this notice. Only stockholders of record at the close of business on March 31, 2004, the record date, are entitled to receive notice of and to vote at the meeting.

     We desire to have maximum representation at the meeting and respectfully request that you date, execute and promptly mail the enclosed proxy in the postage-paid envelope provided. You may revoke a proxy by notice in writing to the Secretary of Core Molding Technologies at any time prior to its use.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Kevin L. Barnett
                                          Vice President and Secretary

Dated: April 15, 2004

                        CORE MOLDING TECHNOLOGIES, INC.
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (614) 870-5000

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 2004
                            ------------------------

To Our Stockholders:

     Core Molding Technologies, Inc. ("Core Molding Technologies") is furnishing this Proxy Statement in connection with the solicitation by its Board of Directors of proxies to be used and voted at its annual meeting of stockholders, and at any adjournment of the annual meeting. Core Molding Technologies will hold its annual meeting on May 13, 2004, at its corporate headquarters, 800 Manor Park Drive, Columbus, Ohio 43228 at 9:00 a.m. Eastern Standard Time. Core Molding Technologies is holding the annual meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     Core Molding Technologies is first sending this Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders on or about April 15, 2004.

                              GENERAL INFORMATION

SOLICITATION

     The Board of Directors of Core Molding Technologies is soliciting the enclosed proxy. In addition to the use of the mail, directors and officers of Core Molding Technologies may solicit proxies, personally or by telephone or telegraph. Core Molding Technologies will not pay its directors and officers any additional compensation for the solicitation.

     In addition, the stock transfer agent of Core Molding Technologies, American Stock Transfer & Trust Co., New York, New York will conduct proxy solicitations on behalf of Core Molding Technologies. Core Molding Technologies will reimburse American Stock Transfer & Trust Co. for reasonable expenses incurred by it in the solicitation. Core Molding Technologies also will make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of the common stock of Core Molding Technologies. Core Molding Technologies will reimburse those brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses.

     Core Molding Technologies will pay all expenses of the proxy solicitation. Except as otherwise provided, Core Molding Technologies will not use specially engaged employees or other paid solicitors to conduct any proxy solicitation.

VOTING RIGHTS AND VOTES REQUIRED

     Holders of shares of the common stock of Core Molding Technologies at the close of business on March 31, 2004, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. On the record date, Core Molding Technologies had 9,778,680 shares of common stock outstanding.

     Each outstanding share of common stock on the record date is entitled to one vote on all matters presented at the annual meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum for the transaction of business at the annual meeting. No business, other than adjournment, can be conducted at the annual meeting unless a quorum is present in person or by proxy.

     Abstentions will count as shares present in determining the presence of a quorum for a particular matter. Abstentions, however, will not count as votes cast in determining the approval of any matter by the stockholders. If a broker or other record holder or nominee indicates on a proxy that it does not have authority to vote certain shares on a particular matter or if a broker or other record holder or nominee does not return proxies for any shares, those shares will not count as either present for purposes of determining a quorum or as votes cast in determining the approval of any matter by the stockholders.

     In the election of directors, each of the seven directors will be elected by a plurality of votes cast by stockholders of record on the record date and present at the annual meeting, in person or by proxy. Cumulative voting in the election of directors will not be permitted. Core Molding Technologies is seeking stockholder ratification of the appointment of independent auditors of Core Molding Technologies, but ratification is not required by law.

VOTING OF PROXIES

     Shares of common stock represented by all properly executed proxies received prior to the annual meeting will be voted in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted:

     - FOR the election as directors of the nominees named in this Proxy Statement;

     - FOR the ratification of the appointment of Deloitte & Touche LLP ("Deloitte & Touche"), as the auditors for Core Molding Technologies for the year ending December 31, 2004.

     Management of Core Molding Technologies and the Board of Directors of Core Molding Technologies know of no matters to be brought before the annual meeting other than as set forth in this Proxy Statement. If, however, any other matter is properly presented to the stockholders for action, it is the intention of the holders of the proxies to vote at their discretion on all matters on which the shares of common stock represented by proxies are entitled to vote.

REVOCABILITY OF PROXY

     A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before the authority granted by the proxy is exercised. A stockholder may revoke a proxy by delivering a written statement to the Secretary of Core Molding Technologies that the proxy is revoked.

ANNUAL REPORT

     The Annual Report on Form 10-K for the fiscal year ended December 31, 2003, of Core Molding Technologies, which includes financial statements and information concerning the operations of Core Molding Technologies, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy solicitation materials.

STOCKHOLDER PROPOSALS

     Any stockholder who desires to present a proposal for consideration at the 2005 annual meeting of stockholders must submit the proposal in writing to Core Molding Technologies. If the proposal is received by Core Molding Technologies prior to the close of business on December 15, 2004, and otherwise meets the requirements of applicable state and federal law, Core Molding Technologies will include the proposal in the proxy statement and form of proxy relating to the 2005 annual meeting of stockholders. Core Molding Technologies may confer on the proxies for the 2005 annual meeting of stockholders discretionary authority to vote on any proposal, if Core Molding Technologies does not receive notice of the proposal by February 22, 2005.

                           OWNERSHIP OF COMMON STOCK

BENEFICIAL OWNERS

     The table below sets forth, to the knowledge of Core Molding Technologies, the only beneficial owner, as of March 31, 2004, of more than 5% of the outstanding shares of common stock of Core Molding Technologies.

              NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

NAME AND ADDRESS OF                                  AMOUNT AND NATURE OF
BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP   PERCENT OF CLASS
-------------------                                  --------------------   ----------------
International Truck and Engine Corp.
  4201 Winfield Drive..............................      4,264,000(1)             43.6%
  P.O. Box 1488
  Warrenville, Illinois 60555

Jeffrey L. Gendell, et al..........................      1,453,200(2)             14.9%
  55 Railroad Avenue, 3rd Floor
  Greenwich, CT 06830

Gabelli Asset Management, Inc., et al..............      1,323,500(3)             13.5%
  One Corporate Center
  Rye, NY 10580

---------------

(1) International Truck and Engine Corp. (formerly known as Navistar International Transportation Corp.) has sole voting and investment power over these shares and received these shares of common stock on December 31, 1996, pursuant to the terms of an asset purchase agreement, which provided for the acquisition by Core Molding Technologies of the Columbus Plastics operating unit of International Truck and Engine Corp. The terms and conditions of the asset purchase agreement are discussed in greater detail below under the heading "Certain Relationships and Related Transactions." International Truck and Engine Corp. is a wholly owned subsidiary of Navistar International Corporation.

(2) The information presented is derived from Schedule 13G, as filed with the Securities and Exchange Commission ("SEC") on January 28, 2004 by Jeffrey L. Gendell and certain entities which he directly or indirectly controls or for which he acts as chief investment officer, including Tontine Partners, L.P., Tontine Management, L.L.C., Tontine Overseas Associates, L.L.C., Tontine Capital Partners, L.P. and Tontine Management, L.L.C. According to the
    Schedule 13G filing, Jeffrey Gendell is deemed to have beneficial ownership of 1,453,200 shares owned beneficially by Tontine Partners, L.P., Tontine Management, L.L.C., Tontine Overseas Associates, L.L.C., Tontine Capital Partners, L.P. and Tontine Management, L.L.C. and, except as otherwise provided in the Schedule 13G filing, each entity has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be.

(3) The information presented is derived from Amendment No. 7 to Schedule 13D, as filed with the SEC on January 22, 2004 by Mario J. Gabelli and certain entities which he directly or indirectly controls or for which he acts as chief investment officer, including MJG Associates, Inc., Gabelli Group Capital Partners, Inc., Gabelli Asset Management, Inc., Gabelli Funds, LLC, Gabelli Advisers, Inc. and Gamco Investors, Inc. According to the Schedule 13D filing, Mario Gabelli is deemed to have beneficial ownership of 1,323,500 shares owned beneficially by Gabelli Funds, LLC, Gamco Investors, Inc., Gabelli Advisors, Inc. and MJG Associates, Inc. and, except as otherwise provided in the Schedule 13D filing, each entity has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be.

MANAGEMENT

     The table below sets forth, as of March 31, 2004, the number of shares of common stock beneficially owned by each director of Core Molding Technologies, by each nominee for election as director of Core Molding

Technologies, by each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and by all of the foregoing directors, nominees and executive officers as a group. The information concerning the persons set forth below was furnished in part by each of those persons.

              NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

NAME OF                                         AMOUNT AND NATURE
BENEFICIAL OWNER                             OF BENEFICIAL OWNERSHIP   PERCENT OF CLASS
----------------                             -----------------------   ----------------
Kevin L. Barnett...........................          34,152(1)                 *
Thomas R. Cellitti.........................          29,950(2)                 *
James F. Crowley...........................          52,250(3)                 *
Herman F. Dick, Jr. .......................          11,215(4)                 *
Ralph O. Hellmold..........................         124,250(5)               1.3%
Thomas M. Hough............................          43,250(6)                 *
Stephen J. Klestinec.......................          47,961(7)                 *
Malcolm M. Prine...........................         166,761(8)               1.7%
James L. Simonton..........................         168,343(9)               1.7%
John P. Wright.............................              -(10)                 *
All directors, nominees and executive
  officers as a group (10 persons).........           678,132                6.5%

---------------

 * Less than 1 % of the outstanding shares of common stock.

(1) Includes: (i) 31,152 shares of common stock which Mr. Barnett has the right to acquire within 60 days through the exercise of stock options; (ii) 5,000 shares of common stock as to which Mr. Barnett shares voting and investment power with his wife; and (iii) 2,500 shares of common stock held by Mr. Barnett in the Core Molding Technologies, Inc. Employee Stock Purchase Plan.

(2) Includes: (i) 19,950 shares of common stock, which Mr. Cellitti has the right to acquire within 60 days through the exercise of stock options; and
    (ii) 10,000 shares of common stock as to which Mr. Cellitti has sole voting and investment power.

(3) Includes: (i) 33,250 shares of common stock which Mr. Crowley has the right to acquire within 60 days through the exercise of stock options; (ii) 18,000 shares of common stock as to which Mr. Crowley has sole voting and investment power; and (iii) 1,000 shares of common stock as to which Mr. Crowley shares voting and investment power with his wife.

(4) Includes: (i) 10,830 shares of common stock, which Mr. Dick has the right to acquire within 60 days through the exercise of stock options; and (ii) 385 shares of common stock held by Mr. Dick in the Core Molding Technologies, Inc. Employee Stock Purchase Plan.

(5) Includes: (i) 33,250 shares of common stock which Mr. Hellmold has the right to acquire within 60 days through the exercise of stock options; and (ii) 91,000 shares of common stock as to which Mr. Hellmold has sole voting and investment power.

(6) Includes: (i) 33,250 shares of common stock which Mr. Hough has the right to acquire within 60 days through the exercise of stock options; and (ii) 10,000 shares of common stock which are held in trust for the benefit of Mr. Hough's wife, who is trustee of the trust.

(7) Includes: (i) 31,152 shares of common stock which Mr. Klestinec has the right to acquire within 60 days through the exercise of stock options; and
    (ii) 12,000 shares of common stock as to which Mr. Klestinec has sole voting and investment power; and (iii) 4,809 shares of common stock held by Mr. Klestinec in the Core Molding Technologies, Inc. Employee Stock Purchase Plan.

(8) Includes: (i) 99,750 shares of common stock which Mr. Prine has the right to acquire within 60 days through the exercise of stock options; (ii) 1,011 shares of common stock held by Mr. Prine's wife; (iii) 5,000 shares of common stock held by Mr. Prine's daughter; and (iv) 61,000 shares of common stock as to which Mr. Prine has sole voting and investment power.

(9) Includes: (i) 64,402 shares of common stock, which Mr. Simonton has the right to acquire within 60 days through the exercise of stock options; (ii) 100,000 shares of common stock as to which Mr. Simonton has sole voting and investment power; and (iii) 3,941 shares of common stock held by Mr. Simonton in the Core Molding Technologies, Inc. Employee Stock Purchase Plan. Excludes 150,000 phantom stock units granted to Mr. Simonton on January 15, 2000, in connection with his initial employment pursuant to a Phantom Stock Agreement dated January 15, 2000, between Core Molding Technologies and Mr. Simonton. The vesting and terms of such phantom stock units are described below under "Executive Compensation - Phantom Stock Agreement."

(10) Mr. Wright was granted 35,000 stock options on October 22, 2003, but as of March 31, 2004 none of the options had vested.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2003, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

                                         NUMBER OF SECURITIES
                                          TO BE ISSUED UPON       WEIGHTED-AVERAGE      NUMBER OF SECURITIES FOR
                                             EXERCISE OF         EXERCISE PRICE OF       ISSUANCE UNDER EQUITY
                                         OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,       COMPENSATION PLANS
                                         WARRANTS AND RIGHTS    WARRANTS AND RIGHTS      (EXCLUDING SECURITIES
                                                 (A)                    (B)             REFLECTED IN COLUMN (A))
                                         --------------------   --------------------   --------------------------
Equity Compensation plans approved by
  shareholders (1).....................        214,000                 $2.93                   2,778,400
Equity compensation plans not approved
  by shareholders......................             --                    --                          --
                                               -------                 -----                   ---------
Total..................................        214,000                 $2.93                   2,778,400

---------------

(1) Equity compensation plans approved by shareholders include the Long-Term Equity Incentive Plan.

                                 CODE OF ETHICS

     Core Molding Technologies has adopted a Code of Conduct and Business Ethics, which applies to all employees of Core Molding Technologies, including Core Molding Technologies' principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the following persons to file initial statements of beneficial ownership on a Form 3 and changes of beneficial ownership on a Form 4 or Form 5 with the Securities and Exchange Commission and to provide Core Molding Technologies with a copy of those statements:

     - executive officers and directors of Core Molding Technologies; and

     - persons who beneficially own more than 10% of the issued and outstanding shares of common stock of Core Molding Technologies.

     Core Molding Technologies believes that its executive officers, directors and greater than 10% beneficial owners complied with all applicable section 16(a) filing requirements for the fiscal year ended December 31,

2003, except that Mr. Barnett, Mr. Cellitti, Mr. Crowley, Mr. Dick, Mr. Hellmold, Mr. Hough, Mr. Klestinec, Mr. Prine and Mr. Simonton inadvertently failed to timely file a Form 4 relating to the disclosure of the cancellation of each individual's stock options.

         DIRECTORS AND EXECUTIVE OFFICERS OF CORE MOLDING TECHNOLOGIES

     The following biographies provide information on the background and experience of the persons nominated to become directors at the annual meeting and the executive officers of Core Molding Technologies. Core Molding Technologies is not aware of any family relationships among any of the following persons or any arrangements or understandings pursuant to which those persons have been, or are to be, selected as a director or executive officer of Core Molding Technologies, other than arrangements or understandings with directors or executive officers acting solely in their capacity as directors or executive officers. Executive officers of Core Molding Technologies are elected to serve for a term of one year or until their successors have been duly elected and qualified.

NAME                                AGE       POSITION(S) CURRENTLY HELD
----                                ---   ----------------------------------
Kevin L. Barnett..................  41    Vice President-Manager Columbus
                                          Operations and Secretary
Thomas R. Cellitti................  52    Director
James F. Crowley..................  57    Director
Herman F. Dick, Jr. ..............  44    Treasurer and Chief Financial
                                          Officer
Ralph O. Hellmold.................  63    Director
Thomas M. Hough...................  58    Director
Stephen J. Klestinec..............  54    Vice President, Sales and
                                          Marketing
Malcolm M. Prine..................  75    Chairman of the Board of Directors
James L. Simonton.................  63    President, Chief Executive Officer
                                          and Director
John P. Wright....................  48    Director

     Kevin L. Barnett. Kevin L. Barnett joined Core Molding Technologies on April 1, 1997 and was elected Vice President, Secretary, Treasurer and Chief Financial Officer on April 24, 1997. Mr. Barnett served in this capacity until August 7, 2002, when he became Vice President-Manager Columbus Operation and Secretary to support Core Molding Technologies' succession planning and professional development program. Mr. Barnett joined Core Molding Technologies after approximately five years of working with Medex Inc., a publicly held manufacturer and marketer of injection molded products used for medical and surgical applications. Mr. Barnett served as Vice President, Treasurer, and Corporate Controller of Medex Inc. from October, 1995 to January, 1997. He served as Vice President and Corporate Controller of Medex Inc. from May, 1994 to October, 1995 and as Assistant Treasurer from April, 1992 to May, 1994. Prior to joining Medex Inc., Mr. Barnett served as a certified public accountant with Deloitte & Touche LLP from August, 1984 to April, 1992.

     Thomas R. Cellitti. Thomas R. Cellitti has served as a director of Core Molding Technologies since February 10, 2000. Mr. Cellitti is the Vice President and General Manager, Medium Truck, for International Truck and Engine Corporation. Prior to such time, Mr. Cellitti served as Vice President and General Manager, Bus Vehicle Center for International. Mr. Cellitti serves on the Board of Directors of the American Transportation Corporation in Conway, Arkansas. International Truck and Engine Corp. is a 44% stockholder and a significant customer of Core Molding Technologies. The relationship of International Truck and Engine Corporation to Core Molding Technologies is described below under "Certain Relationships and Related Transactions."

     James F. Crowley. James F. Crowley has served as a director of Core Molding Technologies since May 28, 1998. Mr. Crowley is currently the President of Brookside Capital Incorporated, a private investment and advisory firm head-quartered in New York, which he founded in 1993. From 1984 to 1992, Mr. Crowley served in various capacities with Prudential Securities, Inc. including President of Global Investment & Merchant Banking. Prior to joining Prudential Securities, Inc., Mr. Crowley provided financial advisory, merger, acquisition and underwriting services as a First Vice President and Partner at Smith Barney, Harris Upham & Co. in its

Investment Bank and Capital Markets Division. Mr. Crowley also serves on the board of various private organizations and universities. Mr. Crowley graduated from Villanova University in 1971 and from the Wharton School at the University of Pennsylvania in 1976.

     Herman F. Dick, Jr. Herman F. Dick, Jr. joined Core Molding Technologies as an employee on September 10, 1999 as Controller and was elected to the position of Treasurer and Chief Financial Officer on August 7, 2002, to support Core Molding Technologies' succession planning and professional development program. Mr. Dick joined Core Molding Technologies after approximately eleven years of working with Boehringer Ingelheim, GMBH, a privately held research based manufacturer of pharmaceuticals and other healthcare products. Mr. Dick served as the Assistant Controller of Boehringer's Roxane Laboratories subsidiary from November 1995 to September 1999. Mr. Dick also held positions at Boehringer Ingelheim in reengineering project management and internal audit. Prior to joining Boehringer Ingelheim, Mr. Dick served as a management consultant with KPMG LLP from June 1986 to September 1988.

     Ralph O. Hellmold. Ralph O. Hellmold has served as a director of Core Molding Technologies since December 31, 1996. He is the Chairman of the Private Investment Banking Company, LLC and the founder and President of Hellmold Associates, Inc., both investment banking boutiques, which specialize in raising capital, doing mergers and acquisitions and working with troubled companies or their creditors. Mr. Hellmold is also a director of Edelbrock Corporation located in Torrance, California. Prior to forming Hellmold Associates in 1990, Mr. Hellmold was a Managing Director at Prudential-Bache Capital Funding, where he served as co-head of the Corporate Finance Group, co-head of the Investment Banking Committee and head of the Financial Restructuring Group. From 1974 until 1987, Mr. Hellmold was a partner at Lehman Brothers and its successors, where he worked in Corporate Finance and co-founded the Financial Restructuring Group.

     Thomas M. Hough. Thomas M. Hough has served as a director of Core Molding Technologies since December 31, 1996. He has served as Vice President Strategic Initiatives of International Truck and Engine Corporation since March 2003. Prior to this, he served as the Vice President and Treasurer of Navistar International Corporation and its principal operating subsidiary, International Truck and Engine Corporation, since October 1992. International Truck and Engine Corporation is a 44% stockholder and a significant customer of Core Molding Technologies. The relationship of International Truck and Engine Corporation to Core Molding Technologies is described below under "Certain Relationships and Related Transactions." Previously, Mr. Hough served as Assistant Treasurer and Assistant Controller of International Truck and Engine Corporation and as Controller of Navistar Financial Corporation, a principal financial subsidiary of International Truck and Engine Corporation.

     Stephen J. Klestinec. Stephen J. Klestinec joined Core Molding Technologies as an employee on April 1, 1998 and was elected to the position of Vice President, Sales and Marketing on May 28, 1998. Mr. Klestinec was employed by Atlanta based Georgia-Pacific Resin, Inc., a manufacturer of thermoset resins, from 1981 until joining Core Molding Technologies on April 1, 1998. At Georgia-Pacific, Mr. Klestinec served as market manager of fiber reinforced products. In such capacity, Mr. Klestinec commercialized products for both the North American and International markets in the aerospace, mass transit, electrical and electronic industries. Mr. Klestinec also managed the abrasives, adhesives and specialty market segment. Mr. Klestinec also held positions at Georgia-Pacific in market development, quality assurance and manufacturing. Prior to joining Georgia-Pacific, Mr. Klestinec served as plant manager for Pacific Resins and Chemicals.

     Malcolm M. Prine. Malcolm M. Prine has served as a director of Core Molding Technologies and Chairman of Core Molding Technologies since December 31, 1996. Mr. Prine also served as a director of RYMAC Mortgage Investment Corporation from May 1992 to December 31, 1996. RYMAC merged with Core Molding Technologies on December 31, 1996, as described below under "Certain Relationships and Related Transactions." Mr. Prine has been self-employed while acting as a consultant for the last ten years. He is currently a director of Equitable Resources, a natural gas utility company, and PA Capital Bank, a Pennsylvania commercial bank serving small businesses and individuals. He also serves on the board of various private organizations and universities.

     James L. Simonton. James L. Simonton has served as President and Chief Executive Officer of Core Molding Technologies since January 15, 2000 and as a director of Core Molding Technologies since May 28,

1998. From 1992 until December 31, 1999, Mr. Simonton served as the Vice President of Purchasing and Supplier Development for International Truck and Engine Corporation. In such capacity, Mr. Simonton was in charge of purchasing of all production materials, in-bound and out-bound freight and logistics and the development of suppliers. International Truck and Engine Corporation is a 44% stockholder and a significant customer of Core Molding Technologies. The relationship of International Truck and Engine Corporation to Core Molding Technologies is described below under "Certain Relationships and Related Transactions."

     John P. Wright. John P. Wright has served as a director of Core Molding Technologies since October 22, 2003. He is the Chairman of the Board of Ariel Corporation, a manufacturer of large industrial compressors used in the natural gas business. Mr. Wright has been with Ariel Corporation since 1983 and has been Chairman since 1998. Mr. Wright is a graduate of Ohio State University with a degree in accounting.

        COMPENSATION, MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

COMPENSATION OF BOARD OF DIRECTORS

     For the fiscal year ended December 31, 2003, each director of Core Molding Technologies, other than Mr. Prine and Mr. Simonton, received a director's fee of $3,500 per quarter, except for the first quarter of the year when the director's fee was $3,000. Mr. Prine received a director's fee of $13,000 per quarter, except for the first quarter of the year when the director's fee was $5,000, to reflect his role as chairman. Mr. Simonton does not receive a director's fee. Mr. Crowley received an additional $1,000 fee per quarter, beginning in the second quarter, to reflect his role as audit committee chairman. Beginning in the second quarter, each director received a $1,000 fee for each board meeting that they were in attendance. Also beginning in the second quarter, each audit committee member received a $1,000 fee for each audit committee meeting that they were in attendance. In addition, the Core Molding Technologies, Inc. Long-Term Equity Incentive Plan provides for a one-time grant of a director option to each of the non-employee directors of Core Molding Technologies to purchase 35,000 shares of common stock, which option vests in increments of 20% over a five year period. Mr. Hellmold, Mr. Hough and Mr. Prine received this one-time grant of a director option during the fiscal year ended December 31, 1997. Mr. Simonton and Mr. Crowley received this one-time grant of a director option upon their election to the Board of Directors on May 28, 1998. Mr. Cellitti received this one-time grant of a director's option upon his election to the Board of Directors on February 10, 2000. Mr. Wright received this one-time grant of a director's option upon his election to the Board of Directors on October 22, 2003. Core Molding Technologies also has entered into certain compensation arrangements with members of its Board of Directors. These compensation arrangements are discussed below under the heading "Compensation Committee Interlocks and Insider Participation."

  MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met seven times during the fiscal year ended December 31, 2003. During that period, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which each director served. Of the seven directors currently serving on the Board, the Board has determined that each of Messrs. Crowley, Hellmold, Prine and Wright are independent under American Stock Exchange ("AMEX") listing standards.

  COMPENSATION COMMITTEE

     Core Molding Technologies did not have a Compensation Committee during the fiscal year ended December 31, 2003. The entire Board of Directors performed the functions of a Compensation Committee during that period, including recommending the form and amount of compensation to be paid to the executive officers and directors of Core Molding Technologies.

  AUDIT COMMITTEE

     Core Molding Technologies has an Audit Committee, which currently consists of Messrs. Crowley, Hellmold, Hough and Wright. Effective as of the date of this Annual Meeting, Mr. Hough will resign from the

Audit Committee in light of newly implemented SEC and AMEX audit committee independence requirements. Upon Mr. Hough's resignation, the Audit Committee will be comprised of Messrs. Crowley, Hellmold and Wright, each of whom is "independent" as that term is defined under AMEX listing standards. The Board has determined that Mr. Crowley qualifies as an "audit committee financial expert" as defined by Securities and Exchange Commission rules. The principal function of the Audit Committee is to review and approve the scope of the annual audit undertaken by the independent certified public accountants of Core Molding Technologies and to meet with them to review and inquire as to audit functions and other financial matters and to review the year-end audited financial statements. For a more detailed description of the role of the Audit Committee, see "Report of the Audit Committee" below and the Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A. The Audit Committee met four times during the fiscal year ended December 31, 2003. In addition, the Committee chair, as representative of the Committee, discussed the interim financial information contained in quarterly earnings announcements with both management and the independent auditors prior to the public release of quarterly information.

  NOMINATING COMMITTEE AND STOCKHOLDER NOMINATIONS

     In 2003, the Board of Directors acted as the nominating committee. As a result of recently adopted AMEX listing requirements, Core Molding Technologies has established a Nominating Committee consisting of Messrs. Hellmold, Hough and Prine. Messrs. Hellmold and Prine are "independent", as that term is defined under AMEX listing standards. Mr. Hough is not considered independent due to his position as an officer of International Truck & Engine Corporation (see Compensation Committee Interlocks and Insider Participation). The Board will determine immediately after the annual meeting whether Mr. Hough should remain as a member of the Nominating Committee pursuant to the "exceptional and limited circumstance" exception permitted by AMEX listing standards. The principal function of the Nominating Committee is to recommend candidates for membership on the Board of Directors. The Nominating Committee does not have a written charter.

     In identifying and evaluating nominees for director, the Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who possess knowledge in areas that are of importance to Core Molding Technologies. In addition, the Nominating Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an "audit committee financial expert." The Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee.

     The Nominating Committee will consider persons recommended by stockholders to become nominees for election as directors. Recommendations for consideration by the Nominating Committee should be sent to the Secretary of Core Molding Technologies in writing together with appropriate biographical information concerning each proposed nominee.

     The bylaws of Core Molding Technologies set forth procedural requirements pursuant to which stockholders may make nominations to the Board of Directors. The Board of Directors or the Nominating Committee may not accept recommendations for nominations to the Board of Directors in contravention of these procedural requirements.

     In order for a stockholder to nominate a person for election to the Board of Directors, the stockholder must give written notice of the stockholder's intent to make the nomination either by personal delivery or by United States mail, postage prepaid, to the Secretary of Core Molding Technologies not less than fifty nor more than seventy-five days prior to the meeting at which directors will be elected. In the event that less than sixty days prior notice or prior public disclosure of the date of the meeting is given or made to stockholders, Core Molding Technologies must receive notice not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurred first.

     The notice must set forth:

     - the name and address of record of the stockholder who intends to make the nomination;

     - a representation that the stockholder is a holder of record of shares of the capital stock of Core Molding Technologies entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     - the name, age, business and residence addresses and principal occupation or employment of each proposed nominee;

     - a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the stockholder;

     - other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

     - the written consent of each proposed nominee to serve as a director of Core Molding Technologies if elected.

     Core Molding Technologies may require any proposed nominee to furnish other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as a director. The presiding officer of the meeting of stockholders may, if the facts warrant, determine that a stockholder did not make a nomination in accordance with the foregoing procedure. If the presiding officer makes such a determination, the officer shall declare such determination at the meeting and the defective nomination will be disregarded.

     BOARD POLICIES REGARDING COMMUNICATION WITH THE BOARD OF DIRECTORS AND
                         ATTENDANCE AT ANNUAL MEETINGS

     Stockholders may communicate with the full Board, non-management directors as a group or individual directors, including the Chairman of the Board, by submitting such communications in writing to the Core Molding Technologies Secretary, c/o the Board of Directors (or, at the stockholder's option, c/o a specific director or directors), 800 Manor Park Drive, Columbus, Ohio 43228. Such communications will be delivered directly to the Board.

     Core Molding Technologies does not have a policy regarding Board member attendance at the annual meeting of stockholders. All Core Molding Technologies directors except Mr. Wright, who, at that time, was not a member of the Board, attended the 2003 annual meeting of stockholders.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation information for James L. Simonton, Kevin L. Barnett, Stephen J. Klestinec and Herman F. Dick, Jr.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL                LONG TERM COMPENSATION
                                               COMPENSATION     --------------------------------------
                                             ----------------   AWARDS-SECURITIES
NAME AND                                     SALARY    BONUS       UNDERLYING           ALL OTHER
PRINCIPAL POSITION                    YEAR     ($)      ($)      OPTIONS/SARS(#)    COMPENSATION($)(2)
------------------                    ----   -------   ------   -----------------   ------------------
James L. Simonton...................  2003   230,756        0           0                 15,731
  President, Chief Executive Officer  2002   230,756   10,465           0                 15,750
  and Director                        2001   227,423   20,000           0                 15,312

Kevin L. Barnett....................  2003   166,173        0           0                 10,025
  Vice President-Manager Columbus     2002   146,559    6,635           0                  8,750
  Operations and Secretary            2001   143.543   24,800           0                  8,320

Stephen J. Klestinec................  2003   151,173        0           0                 12,030
  Vice President Sales and Marketing  2002   142,077    6,433           0                 11,264
                                      2001   139,183   23,000           0                 10,836

Herman F. Dick, Jr. (1).............  2003   112,963        0           0                  6,819
  Treasurer and Chief Financial
Officer                               2002   106,742    4,834           0                  6,375

---------------

(1) Mr. Dick was elected Treasurer and Chief Financial Officer on August 7, 2002, from his former position as Corporate Controller. Accordingly, compensation information is not provided for Mr. Dick for periods prior to the fiscal year ended December 31, 2002.

(2) Includes contributions by Core Molding Technologies to its 401(k) plan for salaried employees. Core Molding Technologies makes contributions to its 401(k) plan in two ways. Core Molding Technologies makes a "matching contribution" which is based on the employee's salary reduction contribution. Core Molding Technologies also makes a "retirement contribution" which is based on the age and regular earnings of the employee as of the year the contribution is made. Matching contributions for the fiscal year ended December 31, 2001 were $963 for Mr. Simonton, $1,861 for Mr. Barnett and $1,594 for Mr. Klestinec. Retirement contributions during the fiscal year ended December 31, 2001 were $14,349 for Mr. Simonton, $6,459 for Mr. Barnett and $9,242 for Mr. Klestinec. Matching contributions for the fiscal year ended December 31, 2002 were $2,750 for Mr. Simonton, $2,188 for Mr. Barnett, $2,074 for Mr. Klestinec and $1,594 for Mr. Dick. Retirement contributions during the fiscal year ended December 31, 2002 were $13,000 for Mr. Simonton, $6,563 for Mr. Barnett, $9,189 for Mr. Klestinec and $4,781 for Mr. Dick. Matching contributions for the fiscal year ended December 31, 2003 were $2,731 for Mr. Simonton, $2,188 for Mr. Barnett, $2,253 for Mr. Klestinec and $1,759 for Mr. Dick. Retirement contributions during the fiscal year ended December 31, 2003 were $13,000 for Mr. Simonton, $7,444 for Mr. Barnett, $9,777 for Mr. Klestinec and $5,060 for Mr. Dick.

     The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 2003 to the executive officers named in the Summary Compensation Table. In accordance with Securities and Exchange Commission rules, the hypothetical realizable values for each option grant are shown based on the compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Securities and Exchange Commission and are for illustration purposes only. The assumed rates of appreciation are not intended to predict future stock prices, which will depend upon market conditions and the future performance and prospects of Core Molding Technologies.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                % OF                                   VALUE AT ASSUMED
                              NUMBER OF        TOTAL                                ANNUAL RATES OF STOCK
                              SECURITIES    OPTIONS/SARS                              PRICE APPRECIATION
                              UNDERLYING     GRANTED TO    EXERCISE                  FOR OPTION/SAR TERM
                             OPTIONS/SARS   EMPLOYEES IN     PRICE     EXPIRATION   ----------------------
           NAME               GRANTED(#)    FISCAL YEAR    ($/SHARE)      DATE        5%($)       10%($)
           ----              ------------   ------------   ---------   ----------   ----------   ---------
James L. Simonton..........      --             --            --          --           --           --
Kevin L. Barnett...........      --             --            --          --           --           --
Stephen J. Klestinec.......      --             --            --          --           --           --
Herman F. Dick, Jr. .......      --             --            --          --           --           --

     The following table sets forth information with respect to the exercise of options by each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2003. The table also sets forth information with respect to all vested (exercisable) and unvested (unexercisable) options held by each of the executive officers named in the Summary Compensation Table as of December 31, 2003.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                          SECURITIES                         OPTIONS/SARS                  OPTIONS/SARS
                           ACQUIRED                      AT FISCAL YEAR END(#)       AT FISCAL YEAR END($)(1)
                              ON           VALUE      ---------------------------   ---------------------------
          NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   -----------   -----------   -------------   -----------   -------------
James L. Simonton.......      --            --            --           150,000           0          $ 25,500
Kevin L. Barnett........      --            --            --                --           0                 0
Stephen J. Klestinec....      --            --            --                --           0                 0
Herman F. Dick, Jr. ....      --            --            --                --           0                 0

---------------

(1) "Value of Unexercised In-the-Money Options/SARs at Fiscal Year End" is based upon the fair market value of the shares of common stock of Core Molding Technologies on December 31, 2003 ($2.92) less the exercise price of in-the money options/SARs at the end of the fiscal year ended December 31, 2003.

PHANTOM STOCK AGREEMENT

     On January 15, 2000, Core Molding Technologies granted Mr. Simonton, in connection with his initial employment, 150,000 phantom stock units pursuant to a Phantom Stock Agreement dated as of January 15, 2000. Pursuant to such agreement, Mr. Simonton is entitled to receive within 30 days after exercise of each such unit a cash payment in an amount equal to the excess of the fair market value of a share of Core Molding Technologies' common stock on the date of exercise over $2.75. Mr. Simonton may exercise his vested units at any time prior to their termination. All of the units vest on December 31, 2004, and no units granted under the agreement will vest prior to such date. All of the units will expire on the earlier of (i) December 31, 2005, (ii) 30 days after termination of Mr. Simonton's employment (other than for cause) or if Mr. Simonton shall die during such 30-day period, one year after Mr. Simonton's death or (iii) the termination of Mr. Simonton's employment by Core Molding Technologies for cause. Within 30 days after the termination of Mr. Simonton's employment due to death or disability, Core Molding Technologies is required under the agreement to pay Mr. Simonton the full amount that would have been payable to Mr. Simonton had he exercised all of the unexercised vested units held by him as of the date of his termination of employment. The units were not granted to Mr. Simonton under the Core Molding Technologies, Inc. Long-Term Equity Incentive Plan. The units do not represent issued shares of Core Molding Technologies' common stock and do not confer any stockholder rights on Mr. Simonton.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The purpose of the compensation program of Core Molding Technologies is to attract and retain qualified executive officers by providing a total compensation package, which is competitive with comparable corporations, and to also provide incentives to create short-term and long-term improvements in the performance of Core Molding Technologies.

     The compensation philosophy of Core Molding Technologies is based on the belief that:

     - Core Molding Technologies must attract and retain qualified individuals and motivate and reward those individuals for performance;

     - a substantial portion of an executive's compensation should depend upon the performance of Core Molding Technologies; and

     - incentives should exist which align the interests of the executives with those of the stockholders of Core Molding Technologies and which create long-term stockholder value.

     Following this philosophy, Core Molding Technologies has developed a compensation program for its executives which includes the following components:

BASE SALARY

     Core Molding Technologies has established base salaries for its executive officers based upon the experience and capabilities of the executives, as determined in the subjective judgment of the Board of Directors, and the salaries of comparable companies.

BONUS/PROFIT SHARING

     The Board of Directors has established a bonus/profit-sharing program for all employees, including its executive officers, of Core Molding Technologies. This program is designed to align the interests of such individuals with those of the stockholders of Core Molding Technologies by directly tying profit sharing payments to the performance of Core Molding Technologies. This program creates a profit sharing pool for all employees based upon percentages of the earnings before taxes of Core Molding Technologies above pre-established thresholds. The thresholds are established by the Board of Directors and are intended to begin creating a profit sharing pool only after earnings before taxes exceeds a reasonable level. No profit sharing was paid out to any employee under this bonus/profit sharing plan in 2004 for the performance achieved in 2003.

STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors grants stock options under the Core Molding Technologies, Inc. Long-Term Equity Incentive Plan to executives and salaried employees, which are intended to align the long-term interests of these individuals with the interests of the stockholders of Core Molding Technologies. The Board of Directors determines the options awarded to the executive officers based upon the subjective judgment and experience of the directors in compensating executive officers. Options for the executive officers are generally granted at or above fair market value and are subject to a ten-year vesting schedule.

     In addition to the Long-Term Equity Incentive Plan, the stockholders of Core Molding Technologies approved in 2002 an Employee Stock Purchase Plan (the "Stock Purchase Plan"). Once effective, all eligible employees, including executive officers, may purchase shares pursuant to the Stock Purchase Plan through payroll deductions at a price equal to 85% of the fair market value of Core Molding Technologies' common stock.

BASIS FOR CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Board of Directors established compensation for Mr. Simonton for 2003 in accordance with the information discussed above.

REPORTS ON REPRICING

     The Board of Directors of Core Molding Technologies believes that hiring and retaining key executive officers and employees is central to implementing its business plan. Therefore, in June 2003, Core Molding Technologies commenced a tender offer to acquire all outstanding options to purchase shares of Core Molding Technologies common stock and in return grant to those individuals who accepted the offer new options for 95% of the number of shares covered by their existing stock options, carrying an option price equal to the greater of (i) $1.70 per share or (ii) the market price of Core Molding Technologies' common stock at the time of the grant of the new options. The offer expired on July 31, 2003, whereby options to purchase 978,000 shares were tendered to Core Molding Technologies, representing 83.6% of the total number of outstanding options eligible for tender. New options were granted to each optionee who tendered options on February 9, 2004. New options granted to employees were granted under the Core Molding Technologies Amended and Restated Long-Term Equity Incentive Plan (the "Plan"). Non-employees were granted options outside the Plan. Optionees are immediately vested in the new options in the same proportion and to the same extent as under the old options.

     The following table sets forth certain information concerning the tender offer, including (i) the name of each executive officer who participated in the tender offer, (ii) the date of acceptance of tender, (iii) the number of securities underlying options tendered, (iv) the price per share of the underlying security at the time of the acceptance of tender, (v) the original price or exercise price of the canceled option at the time of the acceptance of tender, (vi) the new exercise price, and (vii) the original option term remaining at the date of the acceptance of tender. The exercise price of the replacement option was determined as of February 2, 2004, the date of the grant of the new options.

                           TEN YEAR OPTION REPRICING

                                                    NUMBER OF    MARKET PRICE      EXERCISE                   LENGTH OF
                                                    SECURITIES    OF STOCK AT      PRICE OF                 ORIGINAL TERM
                                       DATE OF      UNDERLYING      DATE OF      STOCK AT DATE     NEW      REMAINING AT
                                    ACCEPTANCE OF    TENDERED    ACCEPTANCE OF   OF ACCEPTANCE   EXERCISE      DATE OF
NAME                                   TENDER        OPTIONS        TENDER         OF TENDER      PRICE       REPRICING
----                                -------------   ----------   -------------   -------------   --------   -------------
James L. Simonton (1).......        July 28, 2003    185,000         $2.02           $3.20        $3.21       6.2 years
Kevin L. Barnett (2)........        July 31, 2003    100,000          1.96            2.75         3.21       3.8 years
Stephen J. Klestinec (3)....        July 30, 2003    100,000          1.92            3.50         3.21       5.3 years
Herman F. Dick, Jr. (4).....        July 21, 2003     40,000          1.96            2.75         3.21       6.3 years

---------------

(1) Mr. Simonton received replacement options for the purchase of 175,750 shares of common stock

(2) Mr. Barnett received replacement options for the purchase of 95,000 shares of common stock

(3) Mr. Klestinec received replacement options for the purchase of 95,000 shares of common stock

(4) Mr. Dick received replacement options for the purchase of 38,000 shares of common stock

     Stock options are intended to provide incentives to Core Molding Technologies' officers, directors, employees and consultants. The Compensation Committee believes that the outstanding stock options were not achieving the purpose for which they were intended because at the time of the tender offer they carried option prices significantly higher than the then current market price for Core Molding Technologies' common stock. The Board believed that the tender offer would allow Core Molding Technologies to adequately compensate officers, directors and employees for the substantial contributions they have made and to motivate them to maximize stockholder value and, therefore, the Board determined that the tender offer was in the best interest of Core Molding Technologies and its stockholders.

                                          Submitted by the Board of Directors,

                                          Thomas R. Cellitti
                                          James F. Crowley
                                          Ralph O. Hellmold
                                          Thomas M. Hough
                                          Malcolm M. Prine
                                          James L. Simonton
                                          John P. Wright

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Core Molding Technologies did not have a Compensation Committee during the fiscal year ended December 31, 2003. Accordingly, the Board of Directors made all compensation decisions. Core Molding Technologies has entered into the following compensation arrangements with members of its Board of Directors:

RELATIONSHIP WITH MR. PRINE

     Mr. Prine is the Chairman of the Board of Core Molding Technologies. Core Molding Technologies compensated Mr. Prine as a consultant for special services and advice that he provided to Core Molding Technologies. Since April 1, 2000, Mr. Prine has been compensated at a rate of $8,000 per quarter for such service. This consulting service was terminated in the second quarter of 2003. Mr. Prine received a total of $8,000 in cash compensation for such service during the year ended December 31, 2003, $32,000 for the year ended December 31, 2002, and $32,000 for the year ended December 31, 2001.

     Finally, Mr. Prine was granted a stock option to purchase 70,000 shares of Core Molding Technologies' stock on February 4, 1998, as consideration for his services. The option vests in increments of 20% over a five-year period and expires on February 4, 2008. The option was granted at an exercise price of $3.97 per share, representing the fair market value on the date of grant. In July 2003, Mr. Prine elected to have these options canceled as a part of Core Molding Technologies' option repricing tender offer. Mr. Prine was reissued 66,500 options on February 9, 2004 at an exercise price of $3.21. The options are fully vested and expire on February 9, 2014.

RELATIONSHIP WITH MR. SIMONTON

     On January 15, 2000, Mr. Simonton was elected President and Chief Executive Officer of Core Molding Technologies. Mr. Simonton has served as a director at Core Molding Technologies since May 28, 1998 and prior to becoming President of Core Molding Technologies, was an officer of International Truck and Engine Corporation. Sales to International represented approximately 55% of the total revenues of Core Molding Technologies for the fiscal year ended December 31, 2003. International is also a 44% stockholder in Core Molding Technologies. As a director, Mr. Simonton participates in deliberations of Core Molding Technologies' Board of Directors concerning executive officer compensation. However, Mr. Simonton has and intends to continue to abstain from participating in any actions of the Board of Directors affecting his compensation.

RELATIONSHIP WITH MR. HOUGH AND MR. CELLITTI

     Mr. Hough and Mr. Cellitti are officers of International Truck and Engine Corporation and members of the Board of Directors of Core Molding Technologies. Sales to International represented approximately 55% of the total revenues of Core Molding Technologies for the fiscal year ended December 31, 2003. International is also a 44% stockholder in Core Molding Technologies.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors ("Committee") is composed of four directors, none of whom is an employee of Core Molding Technologies. The Committee is governed by a charter as approved by the Board of Directors ("Board") on March 27, 2000, and reconfirmed for appropriateness at the Board's May 15, 2003 meeting. A copy of the charter is attached as Exhibit A. In accordance with its written charter, the Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Core Molding Technologies.

     During the year ended December 31, 2003, the Committee met four times and the Committee chair, as representative of the Committee, discussed the interim financial information contained in quarterly earnings announcements with both management and the independent auditors prior to the public release of quarterly information.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Core Molding Technologies that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of Core Molding Technologies' internal controls. The Committee reviewed with the independent auditors their audit scope and their identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee reviewed the audited consolidated financial statements of Core Molding Technologies as of and for the year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          James F. Crowley, Chairman
                                          Ralph O. Hellmold
                                          Thomas M. Hough
                                          John P. Wright

                                   AUDIT FEES

     During the fiscal years ended December 31, 2003 and 2002, the aggregate fees billed for professional services rendered for the audit of the Core Molding Technologies annual financial statements and the review of financial statements included in Core Molding Technologies' Forms 10-Q were $184,740 and $99,780, respectively, which were paid to Deloitte & Touche.

                                    TAX FEES

     The aggregate fees billed to Core Molding Technologies for tax services by Deloitte & Touche for the fiscal years ended December 31, 2003 and 2002 were $31, 285 and $41,385, respectively.

                                 ALL OTHER FEES

     The aggregate fees billed for professional services rendered by Deloitte & Touche for all other products and services provided for the fiscal years ended December 31, 2003 and 2002 were $12,960 and $15,800, respectively. The services rendered by Deloitte & Touche in 2002 and 2003 primarily related to valuation services related to Core Molding Technologies postretirement benefit programs.

                               PERFORMANCE GRAPH

     The following graph sets forth a comparison of the cumulative total returns on (i) the common stock of Core Molding Technologies, (ii) the S & P Small Cap 600 Index and (iii) the S & P Construction & Farm Machinery & Heavy Trucks Index for the five-year period ended December 31, 2003. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
       AMONG CORE MOLDING TECHNOLOGIES INC., THE S & P SMALLCAP 600 INDEX
        AND THE S & P CONSTRUCTION & FARM MACHINERY & HEAVY TRUCK INDEX

                                                                     CUMULATIVE TOTAL RETURN
                                                       ---------------------------------------------------
                                                       12/98    12/99    12/00    12/01    12/02    12/03
                                                       ------   ------   ------   ------   ------   ------
Core Molding Technologies Inc.                         100.00    66.09    21.43    42.00    31.43    83.43
S & P Small Cap 600                                    100.00   112.40   125.67   133.89   114.30   158.63
S & P Construction & Farm Machinery & Heavy Trucks     100.00   123.44   124.35   139.82   132.83   230.88

* $100 INVESTED 12/31/98 IN STOCK OR INDEX -- INCLUDING INVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

  COPYRIGHT(R) 2002, STANDARD & POOR'S, A DIVISION OF THE MCGRAW-HILL COMPANIES, INC. ALL RIGHTS RESERVED. WWW.RESEARCHDATAGROUP.COM/S&P.HTM

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  RELATIONSHIP WITH INTERNATIONAL TRUCK AND ENGINE CORPORATION (INTERNATIONAL)

     On October 8, 1996, RYMAC Mortgage Investment Corporation, a Maryland corporation, formed Core Molding Technologies as a wholly owned subsidiary under the laws of the State of Delaware. RYMAC incorporated Core Molding Technologies in order to acquire substantially all of the assets of the Columbus Plastics operating unit of International Truck and Engine Corp.

     Pursuant to the terms of the asset purchase agreement with International, Core Molding Technologies acquired substantially all of the assets and liabilities of Columbus Plastics on December 31, 1996. As consideration, International received a secured note in the principal amount of $25,504,000. International also received 4,264,000 shares of newly issued common stock of Core Molding Technologies, representing approximately 45% of the total number of shares of common stock issued and outstanding at the time of the acquisition. The principal amount of the secured note and the number of shares of common stock received by International were subject to adjustment pursuant to the terms of the asset purchase agreement.

     International's acquisition of common stock of Core Molding Technologies made it the largest stockholder of Core Molding Technologies. The certificate of incorporation of Core Molding Technologies protects this position by limiting the possibility of a change in ownership or control. For instance, the certificate of incorporation requires a super-majority vote to remove directors or to approve certain extraordinary corporate transactions, including mergers and acquisitions. The certificate of incorporation also restricts transfers of securities, which could result in a change of ownership of a specified percentage in Core Molding Technologies. This restrictive transfer provision is discussed below under the heading "Limitation on Ownership."

     International's status as the largest stockholder of Core Molding Technologies has allowed International in the past, and will allow International at the annual meeting, to influence the composition of the Board of Directors. Core Molding Technologies anticipates that the stockholders will elect Mr. Hough and Mr. Cellitti, currently officers of International, as directors of Core Molding Technologies at the annual meeting.

     In addition to being the largest stockholder of Core Molding Technologies, International is also a significant customer of Core Molding Technologies with sales to International representing approximately 55% of total revenues of Core Molding Technologies during the fiscal year ended December 31, 2003. Core Molding Technologies and International entered into a registration rights agreement at the time of the merger and acquisition under which Core Molding Technologies granted to International demand and piggy-back rights with respect to the registration for sale under the Securities Act of 1933 of the shares of common stock received pursuant to the asset purchase agreement.

OTHER MATERIAL RELATIONSHIPS

     Core Molding Technologies has entered into material arrangements with members of its Board of Directors which arrangements are discussed above under the heading "Compensation Committee Interlocks and Insider Participation."

                            LIMITATION ON OWNERSHIP

     The certificate of incorporation of Core Molding Technologies contains a prohibited transfer provision, which was designed at the time of the merger and acquisition to help assure the continued availability of Core Molding Technologies' substantial net operating losses by seeking to prevent an ownership change in Core Molding Technologies.

     The prohibited transfer provision prohibits a transfer of stock of Core Molding Technologies if the transfer will cause the transferee to hold a prohibited ownership percentage or if the transferee's ownership percentage already exceeds the prohibited ownership percentage. The prohibited transfer provision defines "stock" as including all classes of stock, options to purchase stock or any other interest in Core Molding Technologies that could be treated as stock. A prohibited ownership percentage generally means direct and indirect ownership of

4.5% or more of the stock or any other percentage that would cause a transferee to be considered a five percent stockholder under the federal income tax rules referenced in the certificate of incorporation.

     The prohibited transfer provision did not apply to the issuance of stock to International pursuant to the asset purchase agreement and will not restrict certain transfers that are made in compliance with exceptions set forth in the prohibited transfer provision.

     In addition, Core Molding Technologies' Certificate of Incorporation and By-laws contain certain provisions designed to discourage specific types of transactions involving an actual or threatened change of control of Core Molding Technologies. These provisions, which are designed to make it more difficult to change majority control of the Board of Directors without its consent, include the following:

          Removal of Directors -- This provision provides that a director of Core Molding Technologies may be removed with or without cause only upon the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors.

          Supermajority Approval -- This provision requires that a merger and certain other transactions (as outlined in the Certificate of Incorporation) be approved by the affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Core Molding Technologies' common stock. Such affirmative vote is required not withstanding the fact that no vote may be required, or that a lesser percentage may be specified by law.

          Amendments -- This provision requires that any amendment to the provisions relating to the removal of directors be approved by the holders of at least 80% of the then outstanding shares of voting stock, and any amendment to provisions requiring the approval of the holders of at least 66 2/3% of the then outstanding shares of voting stock be approved by the holders of at least 66 2/3% of the then outstanding shares of voting stock.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

COMPOSITION OF THE BOARD OF DIRECTORS

     The Board of Directors currently consists of seven members. At the annual meeting, the stockholders will elect seven directors to hold office until the election and qualification of their successors at the next annual meeting of stockholders or until their earlier resignation, death, disqualification or removal from office.

     The intention of the proxies is to vote the shares of common stock they represent for the election of Thomas R. Cellitti, James F. Crowley, Ralph O. Hellmold, Thomas M. Hough, Malcolm M. Prine, James L. Simonton and John P. Wright unless the proxy is marked to indicate that such authorization is expressly withheld. Each of the nominees is currently a member of the Board of Directors. All of the nominees have stated their willingness to serve and Core Molding Technologies is not aware of any reason that would cause any of the nominees to be unavailable to serve as a director should they be elected at the annual meeting. If any of the nominees should become unavailable for election, the proxies may exercise discretionary authority to vote for a substitute nominee proposed by the Board of Directors. Information with respect to the background and experience of each of the six nominees is set forth above under the heading "Directors and Executive Officers of Core Molding Technologies."

     Under Delaware law and the bylaws of Core Molding Technologies, the stockholders will elect as directors the seven nominees receiving the greatest number of votes. Core Molding Technologies will count shares of common stock as to which voting authority is withheld for quorum purposes but will not count those shares toward the election of directors or toward the election of individual nominees specified in the form of proxy.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. CELLITTI, CROWLEY, HELLMOLD, HOUGH, PRINE, SIMONTON AND WRIGHT.

                                   PROPOSAL 2
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche to audit the financial statements of Core Molding Technologies for the fiscal year ending December 31, 2004. Core Molding Technologies expects a representative of Deloitte & Touche to attend the annual meeting. Core Molding Technologies will provide the representative with an opportunity to make a statement if he or she desires to do so. Core Molding Technologies expects that the representative will be available to respond to appropriate questions.

     Core Molding Technologies is presenting the appointment of auditors to the stockholders for ratification at the annual meeting. While ratification by stockholders of this appointment is not required by law or the certificate of incorporation or bylaws of Core Molding Technologies, management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of stockholders, the Board of Directors will consider that fact when it appoints independent certified public accountants for the next fiscal year. The Board has adopted policies requiring the Audit Committee to pre-approve all audit and non-audit services provided by Core Molding Technologies' independent auditors. All auditing services and non-audit services provided by Deloitte & Touche for the year ended December 31, 2003 have been approved by the Audit Committee.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                                 OTHER MATTERS

     The management of Core Molding Technologies and the Board of Directors of Core Molding Technologies know of no matters to be brought before the annual meeting other than as set forth above. If, however, any other matters are properly presented to the stockholders for action, it is the intention of the persons named in the proxy to vote at their discretion on all matters on which the shares of common stock represented by such proxies are entitled to vote.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Malcolm M. Prine
                                          Chairman of the Board

Dated: April 15, 2004

                                                                       EXHIBIT A

                        CORE MOLDING TECHNOLOGIES, INC.

                            AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board of Directors of Core Molding Technologies, Inc. (the "Corporation") to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the Board.

     The membership of the committee shall consist of at least three independent directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Once a year, there will be a written affirmation of compliance to The American Stock Exchange on the financial literacy of all Audit Committee members and the financial management expertise of one member. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the composition requirements as set forth in the Audit Committee standards of The American Stock Exchange and as both may be amended over time. One of the Audit Committee members shall be appointed by the Board to chair the Audit Committee. He or she shall be responsible for leadership of the committee, including reviewing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the management of the corporation, and the lead independent audit partner.

     The committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. In carrying out these responsibilities, the Committee shall have full access to the independent public accountants, the general counsel, any of the Corporation's non-employee attorneys and advisors, and executive and financial management in scheduled joint sessions or private meetings. Similarly, the Corporation's independent public accountants, general counsel, and executive and financial management will have full access to the Committee and to the Board of Directors and each is responsible for bringing before this Committee or its Chair in a timely manner any matter he/she feels appropriate to the discharge of the Committee's responsibility.

     The Audit Committee will reassess the Charter annually and present it to the Board for their formal review and approval. There will be an annual written affirmation of compliance addressed to The American Stock Exchange that the Board has approved the Charter. The Audit Committee will publish an annual statement in the proxy statement, which sets forth the composition of the Audit Committee along with a discussion of the actions taken during the year. In addition, the Audit Committee Charter will be published in the annual report or proxy statement every year.

     The function of the Audit Committee shall be to advise Management and to exercise the following powers and duties with respect to the following matters involving the Corporation and, unless otherwise specified, any of its direct or indirect subsidiaries ("Corporation"):

     1. Review Corporation's annual financial statements, annual reports, registration statements, and material amendments to any of them, as filed with the U.S. Securities and Exchange Commission; and recommend to the Board the inclusion of the company's audited financial statements in the company's annual report on Form 10-K. The review shall include consideration of the quality of the Corporation's accounting principles as applied in its financial reporting.

     2. Review with management and the independent auditor the quarterly financial information prior to the Corporation's filing of the Form 10-Q. This review may be performed by the committee or its chairperson.

     3. Review the Corporation's programs for compliance with the financial disclosure requirements of applicable law.

     4. Review the auditing of the Corporation's accounts with the independent public accountant, including the plan, and the results of their auditing engagements.

     5. Select and retain the independent public accountant to audit the financial statements of the Corporation. In so doing, the committee will request from the public accountant a written affirmation that the public accountant is in fact independent, discuss with the public accountant any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the public accountant's independence. The independent public accountant is ultimately accountable to the Board of Directors and the Audit Committee.

     6. Review the Corporation's processes to maintain an adequate system of internal controls.

     7. Discuss with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

     8. Present to the Board any proposal received from any shareholder concerning any of the foregoing matters, which the shareholder proposes to present for action by the Corporation's shareholders.

     9. Perform such other duties and responsibilities as may be assigned to the Audit Committee by the Board.

                                    P R O X Y

                         CORE MOLDING TECHNOLOGIES, INC.

             THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
                      FOR AN ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 2004

         The undersigned stockholder appoints James L. Simonton and Kevin L. Barnett, as proxies with full power of substitution, to vote the shares of voting securities of Core Molding Technologies, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's corporate headquarters, 800 Manor Park Drive, Columbus, Ohio 43228, on May 13, 2004, at 9:00 a.m., Eastern Standard time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxies are instructed to vote as follows:

         THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

         (1)      [ ]  FOR ALL NOMINEES LISTED HEREIN (EXCEPT AS MARKED UP TO
                       THE CONTRARY BELOW).

                  [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW.

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW)

THOMAS R. CELLITTI    JAMES F. CROWLEY    RALPH O. HELLMOLD     THOMAS M. HOUGH
            MALCOLM M. PRINE     JAMES L. SIMONTON       JOHN P. WRIGHT

          (2) To ratify the appointment of Deloitte & Touche LLP as auditors for the Company for the year ending December 31, 2004.

                  [  ] FOR          [  ] AGAINST              [  ] ABSTAIN

         PLEASE CHECK THE BOXES ABOVE AND SIGN, DATE AND RETURN THIS PROXY TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 59 MAIDEN LANE, NEW YORK, NEW YORK, 10038, IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

DATED:
      ------------------------                  -------------------------------
                                                Signature

                                                -------------------------------
                                                Signature (if held jointly)

                                             -------------------------------
                                             Print Names

                                                (Please sign exactly as your
                                                name appears hereon. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give your full
                                                title. If shares are jointly
                                                held, each holder must sign. If
                                                a corporation, please sign in
                                                full corporate name by President
                                                or other authorized officer. If
                                                a partnership, please sign in
                                                partnership name by authorized
                                                person).